Exhibit 99.1
AXT, Inc. Updates Expectations for the Third Quarter 2019
October 02, 2019
Page 1 of 2

AXT, Inc. Updates Expectations for the Third Quarter 2019

Schedules Third Quarter Earnings Date for Oct. 30

FREMONT, Calif., Oct. 2, 2019 – AXT, Inc. (NasdaqGS: AXTI), a leading manufacturer of compound semiconductor substrates, today provided an update to its expectations for the third quarter 2019 financial results, which will be announced on Oct. 30, 2019.

The company now expects third quarter revenue to be in the range of $19.6 million to $20.0 million, due to a weaker than expected demand environment, particularly in data center connectivity and LED applications. In addition, raw material revenue was also lower than forecasted.  The revised revenue expectation is down from the company’s previous guidance of $24.5 million to $26 million, provided at its second quarter earnings announcement on July 24, 2019.

“Coming into Q3, we saw early signs of an improvement in the demand environment, as projected by our customers.  But the orders did not materialize during the quarter,” said Morris Young, CEO. “While we do believe that all of our key markets are positioned for a return to growth, visibility is poor. The ongoing geopolitical and global economic environment has created near-term uncertainty in terms of the timing of the recovery.

“Despite the disappointing shortfall in the third quarter,” Young continued, “we remain confident about the many trends that are expected to drive growth in our business, such as the ongoing build-out of passive optical networks, hyperscale data center upgrade, 5G telecommunications, LED lighting for an array of applications, as well as a number of emerging opportunities in healthcare monitoring, VCSELs, and more.

“As we navigate a difficult near-term demand environment, we remain highly focused on the successful completion of the relocation of our manufacturing facilities in China, and on strengthening our business and driving greater efficiencies in our model.”

Conference Call

The company will announce its financial results for the third quarter 2019 in a press release immediately following the close of market on Oct. 30, 2019.  The company will also host a conference call to discuss these results on Oct. 30, 2019 at 1:30 p.m. PT. The conference call can be accessed at (844) 892-6598 (passcode 5191303). The call will also be simulcast on the Internet at www.axt.com. Replays will be available at (855) 859-2056 (passcode 5191303) until Nov. 5, 2019. Financial and statistical information to be discussed in the call will be available on the company’s website immediately prior to commencement of the call. Additional investor information can be accessed at http://www.axt.com or by calling the company’s Investor Relations Department at (510) 438-4700.

AXT, Inc. Updates Expectations for the Third Quarter 2019
October 02, 2019

About AXT, Inc.

AXT designs, develops, manufactures and distributes high-performance compound and single element semiconductor substrates comprising indium phosphide (InP), gallium arsenide (GaAs) and germanium (Ge) through its manufacturing facilities in Beijing, China.  AXT’s worldwide headquarters are in Fremont, California where the company maintains its sales, administration and customer service functions.  The company’s substrate products are used primarily in lighting display applications, wireless communications, fiber optic communications and solar cell applications. Its vertical gradient freeze (VGF) process technology for manufacturing semiconductor substrates provides significant benefits over other methods and enabled AXT to become a leading manufacturer of such substrates. AXT has manufacturing facilities in China and, as part of its supply chain strategy, has partial ownership in ten companies in China producing raw materials. For more information, see AXT’s website at http://www.axt.com.

Safe Harbor Statement

The foregoing paragraphs contain forward-looking statements within the meaning of the Federal securities laws, including, for example, statements regarding the market demand for our products, our growth prospects and opportunities for continued business expansion, our market opportunity, our relocation and our expectations with respect to our business prospects and financial results. These forward-looking statements are based upon assumptions that are subject to uncertainties and factors relating to the company’s operations and business environment, which could cause actual results to differ materially from those expressed or implied in the forward-looking statements contained in the foregoing discussion. These uncertainties and factors include but are not limited to: the timing and receipt of significant orders; the cancellation of orders and return of product; emerging applications using chips or devices fabricated on our substrates; end-user acceptance of products containing chips or devices fabricated on our substrates; our ability to bring new products to market; product announcements by our competitors; the ability to control costs and improve efficiency; the ability to utilize our manufacturing capacity; product yields and their impact on gross margins; the relocation of manufacturing lines; possible factory shutdowns as a result of air pollution in China; tariffs and other trade war issues; the financial performance of our partially owned supply chain companies; policies and regulations in China and other factors as set forth in the company’s Annual Report on Form 10-K, quarterly reports on Form 10-Q and other filings made with the Securities and Exchange Commission.  Each of these factors is difficult to predict and many are beyond the company’s control. The company does not undertake any obligation to update any forward-looking statement, as a result of new information, future events or otherwise.

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